UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 19, 2018

C&J Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38023	81-4808566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd.
Houston, Texas 77042
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (713) 325-6000
N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On October 19, 2018, C&J Energy Services, Inc. (“C&J” or the “Company”) implemented a strategic realignment of certain functions within the Company (the “Realignment”). As part of the Realignment, the office of Chief Administrative Officer was eliminated. Patrick Bixenman, a named executive officer of the Company, held the title of Chief Administrative Officer and President - Research and Technology prior to the Realignment. Following the Realignment, Mr. Bixenman will continue his employment with the Company in the role of President - Research and Technology.
In connection with the Realignment and attendant change in Mr. Bixenman’s position, on October 25, 2018 (the “Effective Date”), C&J Spec-Rent Services, Inc., a wholly-owned subsidiary of the Company, entered into an amended and restated employment agreement with Mr. Bixenman (the “Amended Agreement”) that supersedes and replaces Mr. Bixenman’s previous employment agreement with the Company (the “Prior Agreement”).
The Amended Agreement provides for a one-year term beginning on the Effective Date and ending on the first anniversary of the Effective Date, with an automatic renewal for an additional one-year term on such first anniversary and each subsequent anniversary thereafter unless either party provides notice of non-renewal.
The Amended Agreement modifies certain elements of Mr. Bixenman’s compensation, which, among other compensation and benefits, now consists of (i) an annualized base salary of $325,000 (“Base Salary”), which amount is subject to annual review and may be adjusted; (ii) an annual short-term incentive cash bonus under the Company’s short-term incentive plan with a target value of 65% of his base salary in effect at the time of determination (unless otherwise established by the Compensation Committee), subject to the achievement of certain targets set forth by the Compensation Committee (the “Compensation Committee”) of the Board (“annual bonus”); (ii) an annual long-term incentive equity award under the Company’s long-term incentive plan, of a nature and type, in such amounts and structure, and subject to the terms, conditions and other requirements as determined by the Compensation Committee, with a target value of 200% of his base salary at the time the grant is approved (unless otherwise established by the Compensation Committee); and (iii) employee benefits and perquisites, as determined by the Company and ordinarily provided to the Company’s similarly situated employees from time to time commensurate with Mr. Bixenman’s position, title and duties, including medical, disability and life insurance, retirement plans, and provision for an automobile allowance and related fuel coverage.

Upon a termination of Mr. Bixenman’s employment under certain circumstances, he is eligible to receive the following severance payments and benefits:

•
In the event Mr. Bixenman’s employment is terminated by the Company without Cause (as defined in the Amended Agreement) or due to non-renewal of the Amended Agreement by the Company outside the Protected Period (as defined below), (a) his base salary earned through the date of termination and any unreimbursed business expenses properly incurred and reported by him (the “Accrued Obligations”); (b) earned but unpaid cash bonuses, if any, with respect to a previous performance period completed prior to the date of termination (without regard to any continued employment requirement), subject to satisfaction of any applicable performance requirements; and (c) subject to execution of a release and compliance with certain restrictive covenants and continuing obligations specified in the Amended Agreement, (i) a pro-rated annual bonus for the year of termination based on (x) the target bonus amount for such year, if such termination occurs in the first half of the performance period or (y) actual performance through the last day of the month prior to termination, if such termination occurs in the latter half of the performance period; (ii) full vesting of outstanding equity awards, with unexercised stock options remaining exercisable for their full term, provided, however, that any outstanding equity award that is subject to performance-based vesting conditions may be subject to pro-rata reduction and paid out based on actual performance with respect to applicable performance metrics calculated as of the date of termination); (iii) a lump sum payment of an amount equal to one times the sum of (1) his effective base salary on the date of termination and (2) the target annual bonus for the year in which the termination occurs, which shall be calculated based on his effective annual bonus target established for the year in which the termination occurs; and (iv) an amount equal to 12 months of COBRA premiums and the value of Mr. Bixenman’s vacation days for the year of termination (prorated based on the quarter of the calendar year in which the date of termination occurs).

•
In the event Mr. Bixenman’s employment is terminated by Mr. Bixenman for Good Reason (as defined in the Amended Agreement) outside the Protected Period, (a) the Accrued Obligations; (b) earned but unpaid cash bonuses, if any, with respect to a previous performance period completed prior to the date of termination (without regard to any continued employment requirement), subject to satisfaction of any applicable performance requirements; and (c) subject to execution of a release and compliance with certain restrictive covenants and continuing obligations specified in the Amended Agreement, (i) annual bonus for the year of termination, without pro-ration, based on his effective base salary on the date of termination times the greater of (x) 65% or (y) the effective annual bonus target established for the year in which the termination occurs; (ii) accelerated vesting of outstanding equity incentive awards (with any performance-based equity awards being (x) fully vested and paid out at the target level, if such termination occurs in the first half of the performance period or (y) fully vested and paid out, as applicable, based on actual performance with respect to applicable performance metrics calculated as of the date of termination); and (iii) cash severance in an amount equal to the sum of $1,400,000, 18 months of COBRA premiums and the value of Mr. Bixenman’s vacation days for the year of termination (prorated based on the quarter of the calendar year in which the date of termination occurs).

•
In the event Mr. Bixenman’s employment is terminated due to his death or Disability (as defined in the Amended Agreement) outside the Protected Period, (a) the Accrued Obligations; (b) earned but unpaid cash bonuses, if any, with respect to a previous performance period completed prior to the date of termination (without regard to any continued employment requirement), subject to satisfaction of any applicable performance requirements; and (c) subject to execution of a release, (i) payment of the annual cash bonus for the calendar year in which the termination occurs, pro-rated and calculated based on (x) the target bonus amount, if such termination occurs in the first half of the performance period or (y) actual performance, if such termination occurs in the latter half of the performance period; (ii) accelerated vesting of outstanding equity incentive awards (with any performance-based equity awards being paid out at the target level and unexercised stock options remaining exercisable for their full term); and (iii) the value of Mr. Bixenman’s vacation days for the year of termination (prorated based on the quarter of the calendar year in which the date of termination occurs).

In addition, if Mr. Bixenman’s employment were terminated by the Company without Cause or due to non-renewal of the Amended Agreement or by Mr. Bixenman for Good Reason, in each case, within the period beginning on the effective date of a Change of Control (as defined in the Amended Agreement) and ending on the first anniversary of the effective date of such Change of Control (the “Protected Period”), Mr. Bixenman would be eligible to receive enhanced severance payments and benefits as compared to the severance payments and benefits described above, including but not limited to (i) a non-prorated annual bonus for the year of termination based on the target bonus amount for such year (rather than a prorated annual bonus) in the event of a termination by the Company without Cause or due to non-renewal of the Amended Agreement and (ii) cash severance that includes payment of $2,100,000 (rather than $1,400,000) in the event of a termination by Mr. Bixenman for Good Reason.

The description of the Amended Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Agreement. A copy of the Amended Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Employment Agreement, effective as of October 25, 2018, by and between C&J Spec-Rent Services, Inc. and Patrick Bixenman.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 25, 2018	C&J ENERGY SERVICES, INC.

By: /s/Danielle Hunter
	Name:	Danielle Hunter
	Title:	Executive Vice President, General Counsel, Chief Risk and
Compliance Officer and Corporate Secretary